STRUCTURED INVESTMENTS

Client Strategy Guide: February 2013 Offerings

Free Writing Prospectus
Dated February 19, 2013
Registration Statement No. 333-178081
Filed Pursuant to Rule 433
[GRAPHIC OMITTED]
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley

Client Strategy Guide: February 2013 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents ..... page 3
Selected Features & Risk Disclosures ..... page 4
Structured Investments Spectrum ..... page 5

Tactical Offerings

Offerings with terms of 18 months or less

Leveraged Performance	..... page 6
	..... page 7
	..... page 8
	..... page 9

Strategic Offerings

Offerings with terms of more than 18 months

Leveraged Performance	Jump Securities based on the PHLX Oil Service Sector℠ Index (OSX) by Morgan Stanley ..... page 10
	Buffered Jump Securities based on the EURO STOXX 50® Index (SX5E) by Morgan Stanley ..... page 11
	Trigger Jump Securities With Conditional Observation based on the S&P 500® Index (SPX) by Morgan Stanley ..... page 12
	..... page 13

Partial Principal at Risk Securities	Currency-Linked Partial Principal at Risk Securities Based on the Performance of the Chinese Renminbi Relative to the U.S. Dollar (Bullish CNY / Bearish USD) by Morgan Stanley ..... page 14

Market-Linked Deposits - FDIC Insured	..... page 15

Selected Risks & Considerations ..... page 16

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

February 2013

Client Strategy Guide: February 2013 Offerings Page 3

Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through Morgan
Stanley Wealth Management through the date when the ticketing closes for each offering. Morgan Stanley Wealth Management or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered Offering or a Market-Linked
Certificate of Deposit. You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (or SEC), for the
offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

 [] For Registered Offerings Issued by Morgan Stanley: Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively, Morgan Stanley Wealth Management will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley.com or by calling your Financial Advisor.

The securities described herein (other than the market-linked certificates of deposit) are not bank deposits and are not insured by the Federal Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market-Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings. Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market-Linked Certificate of Deposit, please contact your Morgan Stanley Financial Advisor or call the toll-free number
1-800-584-6837.

Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the
SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2013

Client Strategy Guide: February 2013 Offerings Page 4

Selected Features and Risk Disclosures

Features

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance. Such features may include:

o    Varying levels of exposure to potential capital appreciation or depreciation

o    Returns based on a defined formula

o    Variety of underlying assets, including equities, commodities, currencies and interest rates

o    Minimum investment of $1,000, unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks and Considerations" section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity. In addition, we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the issue price of the Structured
Investment includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where repayment of principal is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Structured Investments that provide for repayment of principal typically do not make periodic interest payments. Unlike ordinary debt securities, Structured
Investments that provide for repayment of principal typically do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Structured Investments that provide for repayment of principal. Because the supplemental redemption amount due at maturity on these Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment, you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2013

Client Strategy Guide: February 2013 Offerings Page 5

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives -- Market-Linked Deposits -- FDIC Insured, Market-Linked
Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged
Performance and Access.

Market-Linked Deposits -- FDIC Insured combine the repayment of all                  []   May be appropriate for investors who do not require periodic
principal at maturity, subject to applicable FDIC insurance limits and issuer             interest payments, are concerned about principal at risk, and who
credit risk, with the potential for capital appreciation based on the                     are willing to forgo some upside in exchange for the repayment of
performance of an underlying asset.                                                       all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

Market-Linked Notes combine the repayment of all principal at maturity               []   May be appropriate for investors who do not require periodic
subject to issuer credit risk, with the potential for capital appreciation based          interest payments, are concerned about principal at risk, do not
on the performance of an underlying asset. Market-Linked Notes do not                     require FDIC insurance on their investment, and who are willing to
have the benefit of FDIC insurance.                                                       forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

Partial Principal at Risk Securities combine the repayment of some                   []   May be appropriate for investors who do not require periodic
principal at maturity, subject to issuer credit risk, with the potential for capital      interest payments, are concerned about principal at risk, do not
appreciation based on the performance of an underlying asset.                             require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

Enhanced Yield Investments seek to potentially generate current income               []   May be appropriate for investors who are willing to forgo some or all
greater than that of a direct investment in an underlying asset with the                  of the appreciation in the underlying asset and assume full
investor accepting full exposure to the downside with limited or no                       downside exposure to the underlying asset in exchange for
opportunity for capital appreciation.                                                     enhanced yield in the form of above-market interest payments.

Leveraged Performance Investments allow investors the possibility of                 []   May be appropriate for investors who expect only modest changes
capturing enhanced returns relative to an underlying asset's actual                       in the value of the underlying asset and who are willing to give up
performance within a given range of performance in exchange for giving up                 appreciation on the underlying asset that is beyond the
returns above the specified cap, in addition to accepting full downside                   performance range, and bear the same or similar downside risk
exposure to the underlying asset.                                                         associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class,                 []   May be appropriate for investors interested in diversification of, and
theme or investment strategy that may not be easily accessible to an                      exposure to, difficult to access underlying asset classes, market
individual investor by means of traditional investments.                                  sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2013

Client Strategy Guide: February 2013 Offerings Page 6

     [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted] [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2013

Client Strategy Guide: February 2013 Offerings Page 7

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2013

Client Strategy Guide: February 2013 Offerings Page 8

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2013

Client Strategy Guide: February 2013 Offerings Page 9

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2013

Client Strategy Guide: February 2013 Offerings Page 10

Opportunities in U.S. Equities

Leveraged Performance [] Jump Securities based on the PHLX Oil Service
Sector(SM) Index (OSX)

         [] Offers an alternative to direct exposure to the underlying index that provides a
Strategy    fixed positive return of 26% to 30% (to be determined on the pricing date) if the
Overview    underlying index has appreciated at all as of the valuation date
         [] Can be used to enhance returns and potentially outperform the underlying index in a moderately bullish scenario

               [] All principal is at risk under the terms of the Jump Securities
               [] Full downside exposure to the PHLX Oil Service Sector(SM) Index
Risk           [] Appreciation potential is limited to the fixed upside payment at
Considerations    maturity
               [] Does not provide for current income; no interest payments
               [] Risks associated with an investment in securities linked to the oil services sector

The Jump Securities, which we refer to as the securities, are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee the return of any of the principal at maturity and have the terms described in the accompanying product supplement for Jump Securities, index supplement and prospectus, as supplemented and modified by the applicable pricing supplement.
If the underlying index appreciates at all as of the valuation date, you will receive for each security that you hold at maturity a positive return on the securities equal to 26% to 30%, which we refer to as the upside payment. The actual upside payment will be determined on the pricing date. However, if the final index value is less than or equal to the initial index value, the payment due at maturity will be equal to or less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final index value from the initial index value. This amount may be significantly less than the stated principal amount and could be zero. Accordingly, you may lose your entire initial investment in the securities. The securities are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income in exchange for the opportunity to receive the upside payment. The securities are senior notes issued as part of
Morgan Stanley's Series F Global Medium-Term Notes Program. All payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer                                Morgan Stanley
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Index                      PHLX Oil Service Sector(SM) Index (OSX)
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                         February , 2015 (approximately 2 years)
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Payment at Maturity                   [] If the Final Index Value is greater than the Initial Index Value,
                                              $10 + the Upside Payment
                                      [] If the Final Index Value is less than or equal to the Initial Index Value,
                                              $10 x Index Performance Factor
                                         If the Final Index Value is less than the Initial Index Value, this amount will be less than the Stated Principal Amount of $10 and could be zero. There is no minimum payment at maturity, and you could lose your entire investment.
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Upside Payment                        $2.60 to $3.00 per security (26% to 30% of the Stated Principal Amount), to be determined on the Pricing Date
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Index Performance Factor              Final Index Value / Initial Index Value
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Initial Index Value                   The closing value of one Underlying Index on the Pricing Date
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Final Index Value                     The closing value of one Underlying Index on the Valuation Date
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Valuation Date                        February , 2015, subject to postponement for non-index business days and certain market disruption events
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price / Stated Principal Amount $10 per security
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Listing                               The securities will not be listed on any securities exchange.
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date(1)              This offering is expected to close for ticketing on Wednesday, February 27, 2013
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2013

Client Strategy Guide: February 2013 Offerings Page 11

Opportunities in International Equities

Leveraged Performance [] Buffered Jump Securities based on the EURO STOXX 50([R]) Index (SX5E)

         []  Offers an alternative to direct exposure to the index that provides a minimum positive return of
             23.5% to 25.5% if the index has appreciated at all as of the valuation date and offers an
Strategy     uncapped 1 to 1 participation in the index appreciation of greater than 23.5% to 25.5%
Overview []  Can be used to enhance returns and potentially outperform the underlying index in a moderately bullish scenario
         []  Offers a buffer against a specified level of negative performance in the underlying index

               [] 90% of principal is at risk under the terms of the Buffered Jump
               [] Full downside exposure to the EURO STOXX 50([R]) Index beyond the buffer amount
Risk           [] Does not provide for current income; no interest payments
Considerations [] Risks associated with investments in securities linked to the value of foreign equity securities

The Buffered Jump Securities, which we refer to as the securities, offer the opportunity to earn a return based on the performance of the EURO STOXX 50([R])
Index. Unlike ordinary debt securities, the Buffered Jump Securities do not pay interest and provide for the minimum payment at maturity of only 10% of the principal at maturity. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of the EURO
STOXX 50([R]) Index, as determined on the valuation date. If the index appreciates at all as of the valuation date, you will receive for each security that you hold at maturity a minimum of $2.35 to $2.55 in addition to the stated
principal amount. If the index appreciates by more than 23.5% to 25.5% as of the valuation date, you will receive for each security that you hold at maturity the stated principal amount plus an amount based on the percentage increase of the index. However, if the index declines in value by more than 10% as of the valuation date from its initial value, the payment due at maturity will be less, and possibly significantly less, than the stated principal amount of the securities. The securities are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income in exchange for the upside payment and buffer features that in each case apply to a limited range of performance of the index. You could lose up to 90% of the stated principal amount of the securities. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer                                Morgan Stanley
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Index                      EURO STOXX 50([R]) Index (SX5E)
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                         August , 2015 (approximately 2.5 years)
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Upside Payment                        $2.35 to $2.55 per security (23.5% to 25.5% of the Stated Principal Amount), to be determined on the Pricing Date
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Buffer Amount                         10%
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Payment at Maturity                   []  If the Final Index Value is greater than the Initial Index Value:
                                             $10 + the greater of (i) $10 [] the Index Percent Change and (ii) the Upside Payment
                                      []  If the Final Index Value is less than or equal to the Initial Index Value but greater than or equal to 90% of the Initial Index Value, meaning the value of the Underlying Index has remained unchanged or has declined by an amount less than or equal to the Buffer Amount of 10% from its initial value:
                                             $10
                                      []  If the Final Index Value is less than 90% of the Initial Index Value, meaning the value of the Underlying Index has declined by more than the Buffer Amount of 10% from its initial value:
                                             $10 x (Index Performance Factor + 10%)
                                      Because the Index Performance Factor will be less than 90% in this scenario, this amount will be less, and potentially significantly less, than the Stated Principal Amount of $10, subject to the Minimum Payment at Maturity of $1 per security.
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Index Percent Change                  (Final Index Value -- Initial Index Value) / Initial Index Value
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Initial Index Value                   The closing value of the Underlying Index on the Pricing Date
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Final Index Value                     The closing value of the Underlying Index on the Valuation Date
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Valuation Date                        August , 2015, subject to postponement for non-index business days and certain market disruption events
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Index Performance Factor              Final Index Value / Initial Index Value
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Maximum Payment at Maturity           None
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Minimum Payment at Maturity           $1 per security (10% of the Stated Principal Amount)
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price / Stated Principal Amount $10 per security
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Listing                               The securities will not be listed on any securities exchange.
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date(1)              This offering is expected to close for ticketing on Wednesday, February 27, 2013
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2013

Client Strategy Guide: February 2013 Offerings Page 12

Opportunities in U.S. Equities

Leveraged Performance [] Trigger Jump Securities With Conditional Observation based on the SandP 500([R]) Index (SPX)

         []  Offers an alternative to direct exposure to the underlying index that provides a minimum positive return of 20% to 25% if the underlying index has appreciated at all as of the valuation date
Strategy []  Offers an uncapped 1-to-1 participation in the underlying index appreciation of greater than 20% to 25,
Overview     as observed on any of the weekly observation dates during the term of the securities
         []  Offers limited protection against the loss of principal in the event of a decline of the underlying index as of the valuation date, but only if the final index value is greater than or equal to the downside threshold

               [] All principal is at risk under the terms of the Trigger Jump Securities
               [] Full downside exposure to the negative performance of the underlying index if the underlying index closes below the downside threshold on the valuation date
Risk           [] Does not provide for current income; no interest payments
Considerations [] The fixed return and conditional observation features apply only if the final index value is greater than the initial index value
               [] The conditional observation index value is based solely on the closing values of the underlying index on the specified weekly observation dates

The Trigger Jump Securities With Conditional Observation, which we refer to as the securities, are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee the return of any of the principal at maturity and have the terms described in the accompanying product supplement for Jump
Securities, index supplement and prospectus, as supplemented and modified by the applicable pricing supplement. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the closing value of the SandP 500([R]) Index, which we refer to as the underlying index, on the valuation date, and, if the underlying index has appreciated, based on the closing value of the underlying index observed on the weekly observation dates during the term of the securities. If the underlying index has appreciated at all as of the valuation date, the payment at maturity for each security will be equal to $10 plus the product of $10 and the greater of (i) the index percent increase and (ii) the fixed return of 20% to 25%. The actual fixed return will be determined on the pricing date. The index percent increase is the percentage increase of the highest closing value of the index observed on the weekly observation dates from the initial index value. If the value of the underlying index has remained unchanged or has declined by no more than 30% from its initial value, the payment at maturity will be the stated principal amount of the security. However, if the underlying index declines in value by more than
30% as of the valuation date from its initial value, the payment due at maturity will be significantly less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final index value from the initial index value. This amount will be less than $7.00 and could be zero. Accordingly, you may lose your entire initial investment in the securities. The securities are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income in exchange for the opportunity to receive a positive return based on the highest closing value on any of the weekly observation dates during the term of the securities or, if greater, the fixed return of 20% to 25%, but only if the closing value of the underlying index on the valuation date is greater than its closing value on the pricing date. The securities are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Note Program. All payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer                                Morgan Stanley
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Index                      SandP 500([R]) Index (SPX)
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                         February , 2018 (approximately 5 years)
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Payment at Maturity                   []  If the Final Index Value is greater than the Initial Index Value:
                                             $10 + ($10 [] the greater of (i) the Index Percent Increase and (ii) the Fixed Return)
                                      []  If the Final Index Value is less than or equal to the Initial Index Value but greater than or equal to the Downside Threshold, meaning the value of the Underlying Index has remained unchanged or has declined by no more than 30% from its initial value:
                                             $10
                                      []  If the Final Index Value is less than the Downside Threshold, meaning the value of the Underlying Index has declined by more than 30% from its initial value:
                                             $10 x Index Performance Factor
                                          This amount will be significantly less than the Stated Principal Amount of $10, and will represent a loss of at least 30%, and possibly all, of your investment.
------------------------------------- --- -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Fixed Return                          $2.00 to $2.50 per security (20% to 25% of the stated principal amount). The actual Fixed Return will be determined on the Pricing Date.
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Index Percent Increase                (Conditional Observation Index Value -- Initial Index Value) / Initial Index Value
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Conditional Observation Index Value   The highest closing value of the Underlying Index observed on the Observation Dates.
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Observation Dates                     Each Wednesday during the period from but excluding the Pricing Date to and including the Valuation Date, provided that the final observation date will be the Valuation Date. The
                                      Observation Dates will be subject to postponement for non-index business days and market disruption events.
------------------------------------ -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Downside Threshold                    70% of the Initial Index Value
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Initial Index Value                   The index closing value on the Pricing Date
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Final Index Value                     The index closing value on the Valuation Date
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Valuation Date                        February , 2018, subject to adjustment for non-index business days and certain market disruption events
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price / Stated Principal Amount $10 per security
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
No listing                            The securities will not be listed on any securities exchange.
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date(1)              This offering is expected to close for ticketing on Wednesday, February 27, 2013
------------------------------------- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment. This material was not prepared by the Research Departments of Morgan Stanley Smith
Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and you
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February
2013

Client Strategy Guide: February 2013 Offerings Page 13

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2013

Client Strategy Guide: February 2013 Offerings Page 14

Opportunities in Currencies
Partial Principal at         [] Currency-Linked Partial Principal at Risk Securities Based on the Performance of the Chinese Renminbi
Risk Securities                 Relative to the U.S. Dollar (Bullish CNY / Bearish USD)

         []  Opportunity to earn a return based on leveraged
             participation in the positive performance of the Chinese
             renminbi relative to the U.S. dollar (as measured by the
Strategy     specific currency performance formula described in the
Overview     applicable pricing supplement)
         []  Exposure on a 1:1 basis to any negative currency
             performance, subject to the minimum payment amount of
             $900 per security and the credit risk of Morgan Stanley

               [] Payment of the minimum payment amount is available only at maturity and is subject to issuer's credit risk
               [] Investors may lose up to 10% of the stated principal amount of the securities
               [] The currency performance formula will limit the upside potential of the securities but does not limit the negative currency performance

Risk           [] The currency performance formula will diminish any appreciation and magnify the depreciation of the Chinese renminbi
Considerations    relative to the U.S. dollar (leaving aside the effect of the participation rate)
               [] The securities are subject to currency exchange risk
               [] The securities are exposed to a single emerging markets currency and therefore expose you to significant nondiversified currency risk
               [] Not equivalent to investing directly in the Chinese renminbi
               [] Does not provide for current income; no interest payments

The Currency-Linked Partial Principal at Risk Securities, which we refer to as the securities, are senior unsecured obligations of Morgan Stanley, will pay no interest, provide for a minimum payment amount of only 90% of principal at maturity and have the terms described in the accompanying prospectus supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the Chinese renminbi has appreciated relative to the
U.S. dollar, investors will receive the stated principal amount of their investment plus 140% to 150% of the appreciation of the Chinese renminbi, as measured by the specific currency performance formula described in the applicable pricing supplement. However, if, at maturity, the Chinese renminbi has remained unchanged or depreciated, the payment at maturity will be equal to or less than the stated principal amount by an amount that is proportionate to the negative currency performance, subject to the minimum payment amount.
Because of the formula by which the currency performance is calculated, any positive currency performance is inherently capped at a maximum of 100%. If the currency performance is less than or equal to --10%, you will receive only the minimum payment amount of $900 per security at maturity. Investors may lose up to 10% of the stated principal amount of the securities. The securities are for investors who are concerned about principal risk but seek a Chinese renminbi-based return, and who are willing to risk 10% of their principal and forgo current income on the securities in exchange for the repayment of at least
90% of principal at maturity and the opportunity to earn a return based on 140%
to 150% of the appreciation of the Chinese renminbi. The securities are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the securities, including the payment of the minimum payment amount at maturity, are subject to the credit risk of Morgan Stanley.

Issuer                                Morgan Stanley
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                         March 4, 2015 (approximately 2 years)
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                      If the Chinese renminbi appreciates relative to the U.S. dollar (i.e. the currency performance is positive):
                                            $1,000 + Supplemental Redemption Amount
                                      If the Chinese renminbi does not appreciate or depreciates relative to the U.S. dollar (i.e. the currency performance is zero or negative):

Payment at Maturity                         $1,000 + ($1,000 x Currency Performance), subject to the Minimum Payment Amount
                                      If the Chinese renminbi depreciates, the Currency Performance will be negative and the Payment at Maturity will be less than the Stated Principal Amount of $1,000 per security by an amount that is proportionate to negative Currency Performance. However, under no circumstances will the Payment at Maturity be less than the Minimum Payment Amount of $900 per security.
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Supplemental Redemption Amount        $1,000 times the Currency Performance times the Participation Rate
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Minimum Payment Amount                $900 per security (90% of the Stated Principal Amount)
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Currency Performance                  1 -- (Final Exchange Rate / Initial Exchange Rate). This formula effectively limits the positive currency performance to 100% but does not limit the negative currency performance.
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Participation Rate                    140% to 150%. The actual Participation Rate will be determined on the Pricing Date.
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Initial Exchange Rate                 The Exchange Rate as determined by the calculation agent on February 28, 2013
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Final Exchange Rate                   The Exchange Rate as determined by the calculation agent on the Valuation Date
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Exchange Rate                         On any business day, the rate for conversion of the Chinese renminbi ("CNY") into U.S. dollars (expressed as the number of units of CNY per one U.S. dollar), as determined by reference to the rate displayed on the Reference Source on such currency business day.
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Reference Source                      Reuters page "SAEC"
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Valuation Date                        February 27, 2015, subject to adjustment for non-currency business days
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price / Stated Principal Amount $1,000 per security
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date(1)              This offering is expected to close for ticketing on Wednesday, February 27, 2013
------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2013

Client Strategy Guide: February 2013 Offerings Page 15

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2013

Client Strategy Guide: February 2013 Offerings Page 16

Selected Risks and Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk

All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured Investment, the investor's investment would be at risk and an investor could lose some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as market-linked certificate of deposit, Structured Investments are not bank deposits and are not insured by the Federal Deposit Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk

The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk

There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular
Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for
Structured Investments, the price at which you may be able to trade a Structured
Investment is likely to depend on the price, if any, at which Morgan Stanley
Wealth Management or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley Wealth
Management or any other broker dealer were not to make a market in Structured
Investments, it is likely that there would be no secondary market for Structured
Investments.

Past Performance Not Indicative of Future Results

The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2013

Client Strategy Guide: February 2013 Offerings Page 17

Conflicts of Interest

The applicable issuer, its affiliates, Morgan Stanley Wealth Management and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Wealth Management or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked.
Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally.
Any of these activities could affect the market value of a specific Structured
Investment or Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the periodic interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity

Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured
Investment will carry out hedging activities related to that Structured
Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer's subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and Hedging Profits

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which any dealer is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the dealer as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the principal amount of each MLD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Principal Amount of the
MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2013

Morgan Stanley

Client Strategy Guide: February 2013 Offerings Page 18

IMPORTANT INFORMATION AND QUALIFICATIONS:

This material was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC (together with its affiliates hereinafter, "Morgan Stanley Wealth Management," or "the firm"). Morgan Stanley Wealth Management was formed pursuant to a Joint Venture between Citigroup Inc. and Morgan Stanley & Co. LLC ("Morgan Stanley & Co."). This material was not produced by a research analyst of Morgan Stanley & Co., Citigroup Global Markets Inc., ("Citigroup") or Morgan Stanley Wealth Management, although it may refer to a Morgan Stanley & Co., Citigroup, or Morgan Stanley Wealth Management research analyst or report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the aforementioned research departments or others in the firms.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Asia Limited; in Singapore by Morgan Stanley Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. LLC, which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"Standard & Poor's®," "S&P®," "S&P 500®" and "SPDR®" are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the securities.

"EURO STOXX 50®" and "STOXX®" are registered trademarks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley.

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© 2013 Morgan Stanley Smith Barney LLC. Member SIPC.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2013